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                                 EXHIBIT 10.20
                        DALE BARTOS EMPLOYMENT AGREEMENT
                          DATED AS OF JANUARY 4, 1997


January 4, 1997


Dale J. Bartos
6767 East Arroyo Court
Paradise Valley, AZ  85253

Dear Mr. Bartos:

This is a revision to our previous offer. We are pleased to make our offer of employment with Xylan Corporation as Vice President of Finance and Chief Financial Officer. Your compensation and benefits are outlined on the attached pages of this letter and on the attached Individual Compensation Letter.

The offer contained in this letter constitutes the entire compensation agreement between you and the Company. Any verbal agreement, assurance or understanding will not alter this offer. Please sign the copy of this letter indicating your acceptance of this offer and also sign the Compensation Plan indicating acceptance of the Plan.

You understand and acknowledge that your employment with the Company is for an unspecified duration and constitutes "at-will" employment and any representation to the contrary is unauthorized and not valid unless obtained in writing and signed by the President of the Company. You acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or yourself, with or without notice. This offer is made contingent upon your reading and signing the standard Xylan Corporation Non-Disclosure Agreement.

For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of our date of hire, or our employment relationship with you may be terminated.

Very truly yours,


     /s/ Andrew Jentis
_________________________________
Andrew Jentis
Director, Human Resources


Acceptance:

     /s/ Dale Bartos                     1/31/97
_________________________________        ______________
By:  Mr. Dale Bartos                     Start Date
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                                BENEFITS PACKAGE

STANDARD BENEFITS
-----------------

VACATION:                       10 days per year, vacation is accrued daily.

HOLIDAYS:                       10 paid holidays per calendar year.

FLOATING DAY:                   1 per year.

EDUCATION PROGRAM:              Up to $2,000 per year in reimbursement for
                                successfully completed courses.

LIFE INSURANCE:                 Two times your base salary; if
                                commissioned employee, two times your
                                targeted compensation plan.

EMPLOYMENT ASSISTANCE
    PROGRAM (EAP):              Five (5) sessions per employee and/or
                                family member per calendar year with a
                                participating Provider.

SHORT TERM DISABILITY:          66 2/3% of your salary after 7 days to 90
                                days (maximum of $500/week).

LONG TERM DISABILITY:           66 2/3% of your salary after 90 days of
                                disability.

OPTIONAL BENEFITS
-----------------

MEDICAL, DENTAL, VISION:        $7.00 deduction for employee coverage Semi
                                Monthly, $15.00 Semi Monthly for employee and dependent coverage. All Medical/dental/vision benefits are effective on your date of hire.

401(K):                         25% Employer match on our 401(k)
                                contribution to a maximum of $2,000 per
                                year.

FLEX BENEFITS:                  Pre-taxed health care and dependent care
                                accounts.

EMPLOYEE STOCK PURCHASE PLAN:   Can contribute from 1-10% of your base
                                salary and purchase Xylan Stock with out
                                Employee Stock Purchase Plan (enrollment
                                date Feb. 1).
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                            COMPENSATION PACKAGE FOR
                                MR. DALE BARTOS


TITLE:                          Vice President of Finance and CFO

BASE LOCATION:                  Calabasas

POSITION REPORTS TO:            Steve Kim

COMPENSATION
------------

BASE SALARY:                    $16,667 per month

MANAGEMENT BONUS:               Eligible to participate in the Management Bonus
                                plan for 1997; the plan has an incentive payout of 5% (maximum) of annual salary for achieving
                                MBO targets and 33% (maximum) of annual salary for achieving Corporate financial goals.

                                If Adflex does not pay your January, 1997 bonus of $28,000, Xylan will pay this bonus by the end of January, 1997 if you start by the end of January.

                                In the quarter ending June 30, 1997, Xylan will guarantee a bonus payment of $28,000--to be paid by July 31, 1997.

FLSA STATUS:                    Exempt (salaried)

RELOCATION:                     Up to $125,000 reimbursement including gross up
                                (per attached policy).

                                In addition, Xylan will pay your monthly costs of your Phoenix house until it sells including mortgage, property taxes, homeowners feed, insurance and maintenance costs and will gross up this amount for income taxes.

                                If Adflex requires you to pay back the
                                relocation expenses for your move to Phoenix, Xylan will pay back Adflex.
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                           COMPENSATION PACKAGE FOR
                                MR. DALE BARTOS

                                  (continued)


                                Xylan will fund you a non-interest bearing
                                "bridge loan" up to $350,000 to assist you to purchase a home in Southern California-- to be repaid upon sale of your Phoenix house.

TEMPORARY LIVING:               Xylan will pay for temporary living at the
                                company furnished apartment or an apartment of your choice.

STOCK OPTIONS:                  100,000 ISO's (subject to IRS $100k limit)

OPTION PRICE:                   At fair market value on date of grant by BOD.

VESTING: 20% after the first year, then the remaining vest only (1/48 per month for 4 years).

PLEASE NOTE: All stock options require approval by Xylan's Board of Directors and must be issued in compliance with the terms of 1996 Stock Incentive Plan and in compliance with all applicable security laws.

Review and accepted by:

    /s/ Dale Bartos              1/4/97
-------------------------        -------
Mr. Dale Bartos                  Date
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                               XYLAN CORPORATION

                         RELOCATION POLICY & PROCEDURE

The following expense items qualify as reimbursable under the Xylan relocation plan. Appropriate documentation and/or receipts must be submitted on a Xylan expense report.

All expense reports must be submitted to Human Resources for review prior to being submitted to Accounts Payable.

Other items not listed must be pre-approved by Human Resources prior to incurring the expense.

ELIGIBLE RELOCATION EXPENSES

 .  Moving expense (furniture, autos, personal items)
 .  Points, fees, and other closing costs
 .  Temporary housing during visits
 .  Temporary automobile expenses during visits
 .  Airfare for visits
 .  Meals during visits

Xylan's relocation policy is to reimburse for relocation expenses on a dollar-for-dollar basis with no off-set for taxes unless stated in your offer letter. All employees should be aware that some of Xylan's reimbursable expenses may not be deductible for tax purposes. It is recommended that recipients seek the advice of a tax advisor.